Exhibit 28(j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated December 31, 2022, and each included in this Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, File No. 33-33852) of Federated Hermes Index Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2022, with respect to the financial statements and financial highlights of Federated Hermes Mid-Cap Index Fund and Federated Hermes Max-Cap Index Fund (two of the portfolios comprising Federated Hermes Index Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 23, 2022